                                                                 EXHIBIT 10.8(b)
                              SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         THIS SECOND AMENDMENT to Employment Agreement (the "Amendment") is made and entered into as of the 11th day of February, 2004, by and between David A. Rawden ("Employee") and Allied Holdings, Inc. ("Employer").

                              W I T N E S S E T H:

         WHEREAS, Employer and Employee entered into that certain Employment Agreement dated as of March 4, 2002, amended by that certain First Amendment to Employment Agreement dated as of February 13, 2003 (collectively the "Employment Agreement"); and

         WHEREAS, the parties desire to amend the Employment Agreement as set forth herein;

         NOW, THEREFORE, for and in consideration of the covenants and conditions set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Employer and Employee hereby mutually agree as follows:

         1. Effective as of February 11, 2004, the Employment Agreement shall be amended by the deletion of the current Section 3(a) and the inclusion of the following new Section 3(a):

                  "3.      DUTIES.

                  (a) Employee shall, during the Term, serve as Executive Vice President and Chief Financial Officer of Employer having duties, responsibilities, powers and authority which are consistent with senior management positions of like designation generally, but subject to the direction of the President and Chief Executive Officer of Allied Holdings, Inc. The Employee shall perform such executive, managerial and administrative duties as the President and Chief Executive Officer of Allied Holdings, Inc. may, from time to time, reasonably request. Employee shall not be required to permanently relocate outside the metropolitan Atlanta, Georgia area."

         2. All provisions of the Employment Agreement which have not been amended by this Amendment shall remain in full force and effect. Notwithstanding the foregoing, to the extent there is any inconsistency between the provisions of the Employment Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

         3. Each of the parties hereto will, from time to time, and at all times hereafter, upon every reasonable request to do so by any other party, make, do, execute and deliver, or cause to be made done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the terms and purpose of this Amendment.

         4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement, document, or instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of such agreement, document or instrument, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed on its behalf, all as of the day and year first written above.


                                    "Employer"


                                    ALLIED HOLDINGS, INC.



                                    By:      /s/ Thomas M. Duffy
                                       ----------------------------------------


                                    "Employee"



                                    /s/ David A. Rawden
                                    -------------------------------------------
                                    DAVID A. RAWDEN